Exhibit 99.1

The Digital Engagement Company

Bridgeline Announces Financial Results for the Third Quarter of Fiscal 2020

Recurring Revenue Increases by 22%

Positive Operating Income and Adjusted EBITDA

Woburn, Mass., August 13, 2020 - Bridgeline Digital, Inc. (NASDAQ: BLIN), The Digital Engagement Company, today announced financial results for its fiscal third quarter ended June 30, 2020.

“In our third quarter, recurring revenue grew 22% and we delivered positive operating income and positive Adjusted EBITDA,” said Ari Kahn, Bridgeline’s President and Chief Executive Officer. “We expect similar success in Q4 with continued growth in recurring revenue, positive operating income and positive Adjusted EBITDA. We have seen very few business delays from COVID, and we have experienced growth in several areas including several online pharmacies purchasing our Celebros product to improve personal protective equipment sales.”

“Bridgeline won more license sales in Q3 than in the previously two quarters combined and in the first half of Q4, we’ve already won more license sales than in all of Q3,” continued Mr. Kahn. “We have a faster telephonic sales cycle thanks to our focus on making our products more turn-key. Our turn-key focus differentiates us from competitors who require expensive customizations for capabilities we now provide out-of-the-box. We will continue investing along this path to deliver even greater ROI to our customers and further accelerate license sales.”

Third Quarter Summary:

●

Total revenue, which is comprised of License and Services revenue, was $2.6 million for the quarter ended June 30, 2020, as compared to $2.7 million for the same period in 2019. License revenue grew by 30% and Services decreased by 36%.

●

Subscription and perpetual licenses revenue, which is comprised of SaaS licenses, maintenance and hosting revenue and perpetual license revenue increased 22% to $1.9 million for the quarter ended June 30, 2020, from $1.6 million for the same period in 2019.

●

Recurring revenue, which is comprised of SaaS licenses, maintenance and hosting revenue, increased 22% to $1.9 million for the quarter ended June 30, 2020, from $1.6 million for the same period in 2019. As a percentage of total revenue, Recurring revenue increased 14% to 73% of total revenue for the quarter ended June 30, 2020, compared to 59% for the same period in 2019.

●

Services revenue decreased $405,000 to $713,000 for the quarter ended June 30, 2020 as compared to $1.1 million for the same period in 2019. As a percentage of total revenue, Services revenue accounted for 27% of total revenue for the quarter ended June 30, 2020, compared to 41% for the same period in 2019.

●

Gross profit increased 29% or $351,000 to $1.6 million for the quarter ended June 30, 2020 as compared to $1.2 million for the same period in 2019. Cost of revenue decreased 28% or $412,000 to $1.1 million for the quarter ended June 30, 2020 compared to $1.5 million for the same period in 2019. Gross margin increased to 59% for the quarter ended June 30, 2020, compared to 45% for the same period in 2019.

●

Operating expenses decreased 65% or $2.6 million to $1.4 million for the quarter ended June 30, 2020 from $4.0 million for the same period in 2019. Included within the quarterly totals as of June 30, 2020 are the net benefits and overall efficiencies of the previously announced reduction of our U.S. and Canada operations by eliminating redundancies and combining certain responsibilities and functions. Included within the quarter ended June 2019 results are acquisition charges of $938,000 related to the acquisition of Stantive and Celebros, respectively.

●	Operating income for the quarter ended June 30, 2020 is $150,000 as compared to an operating loss of $2.8 million for the same period in 2019.

●

Net loss applicable to common shareholders for the fiscal quarter ended June 30, 2020 is $1.7 million, compared to net income of $7.2 million for the same period in 2019. Included within the net loss for the three months ended June 30, 2020 and net income for the same period in 2019 was a non-cash loss of $1.8 million and net gain of $10.1 million attributable to the change in fair value of certain derivative warrant liabilities, respectively.

Year to Date Summary:

●

Total revenue, which is comprised of License and Services revenue, increased 13% to $8.2 million for the nine months ended June 30, 2020, as compared to $7.3 million for the same period in 2019. License revenue grew by 46% and Services decreased by 13%.

●

Subscription and perpetual licenses revenue, which is comprised of SaaS licenses, maintenance and hosting revenue and perpetual license revenue increased 32% to $5.5 million for the nine months ended June 30, 2020, from $4.2 million for the same period in 2019.

●

Recurring revenue, which is comprised of SaaS licenses, maintenance and hosting revenue, increased 36% to $5.5 million for the nine months ended June 30, 2020, from $4.0 million for the same period in 2019. As a percentage of total revenue, Recurring revenue increased 12% to 67% of total revenue for the nine months ended June 30, 2020, compared to 55% for the same period in 2019.

●

Services revenue decreased $394,000 to $2.7 million for the nine months ended June 30, 2020 as compared to $3.1 million for the same period in 2019. As a percentage of total revenue, Services revenue decreased 10% to 33% of total revenue for the nine months ended June 30, 2020, compared to 43% for the same period in 2019.

●

Gross profit increased 51% or $1.6 million to $4.6 million for the nine months ended June 30, 2020 as compared to $3.0 million for the same period in 2019. Cost of revenue decreased 15% or $617,000 to $3.6 million for the nine months ended June 30, 2020 compared to $4.2 million for the same period in 2019. Gross margin increased to 56% for the nine months ended June 30, 2020, compared to 42% for the same period in 2019.

●

Operating expenses decreased 49% or $6.2 million to $6.4 million for the nine months ended June 30, 2020 from $12.6 million for the same period in 2019. Included within the nine month totals as of June 30, 2020 are restructuring charges of $373,000 which reflect the net benefits and overall efficiencies of the previously announced reduction of our U.S. and Canada operations by eliminating redundancies and combining certain responsibilities and functions. Included within the nine months ended June 2019 results are acquisition charges of $1.2 million related to the acquisition of Stantive and Celebros and a goodwill impairment charge of $3.7 million respectively.

●

Net loss applicable to common shareholders for the nine months ended June 30, 2020 is $3.2 million, compared to $10.4 million for the same period in 2019. Included within the net loss for the nine months ended June 30, 2020 is a non-cash gain of $1.1 million attributable to the change in fair value of certain derivative warrant liabilities and a deemed dividend expense on the amendment of convertible preferred stock of $2.4 million, respectively.

Financial Results

Third Quarter

Total revenue which is comprised of License and Services revenue for the quarter ended June 30, 2020 was $2.6 million, compared to $2.7 million for the same period in 2019. Subscription and perpetual licenses revenue, which is comprised of SaaS licenses, maintenance and hosting revenue, and perpetual license revenue increased 22% to $1.9 million for the quarter ended June 30, 2020, compared to $1.6 million for the same period in 2019. Recurring revenue, which is comprised of SaaS licenses, maintenance and hosting revenue, increased 22% to $1.9 million for the quarter ended June 30, 2020 from $1.6 million for the same period in 2019. Services revenue decreased $405,000 to $713,000 for the quarter ended June 30, 2020 as compared to $1.1 million for the same period in 2019.

Gross profit increased 29% or $351,000 to $1.6 million for the quarter ended June 30, 2020 as compared to $1.2 million for the same period in 2019. Cost of revenue decreased 28% or $412,000 to $1.1 million for the quarter ended June 30, 2020 compared to $1.5 million for the same period in 2019. Gross margin increased to 59% for the quarter ended June 30, 2020, compared to 45% for the same period in 2019.

Operating expenses decreased 65% or $2.6 million to $1.4 million for the quarter ended June 30, 2020 from $4.0 million for the same period in 2019. Included within the quarter ended June 2019 results are acquisition charges of $938,000, respectively.

Net loss applicable to common shareholders for the fiscal quarter ended June 30, 2020 is $1.7 million, compared to net income of $7.2 million for the same period in 2019. Included within the net loss for the three months ended June 30, 2020 and net income for the same period in 2019 was a non-cash loss of $1.8 million and net gain of $10.1 million attributable to the change in fair value of certain derivative warrant liabilities, respectively.

Adjusted EBITDA gain for the quarter ended June 30, 2020 is $428,000 or $0.11 per diluted share, compared to a loss of $1.6 million or $0.77 per diluted share for the same period in 2019.

Year to Date

Total revenue which is comprised of License and Services revenue for the nine months ended June 30, 2020 increased 13% to $8.2 million, compared to $7.3 million for the same period in 2019. Subscription and perpetual licenses revenue, which is comprised of SaaS licenses, maintenance and hosting revenue, and perpetual license revenue increased 32% to $5.5 million for the nine months ended June 30, 2020, compared to $4.2 million for the same period in 2019. Recurring revenue, which is comprised of SaaS licenses, maintenance and hosting revenue, increased 36% to $5.5 million for the nine months ended June 30, 2020 from $4.0 million for the same period in 2019. Services revenue decreased $394,000 to $2.7 million for the nine months ended June 30, 2020 as compared to $3.1 million for the same period in 2019, respectively.

Gross profit increased 51% or $1.6 million to $4.6 million for the nine months ended June 30, 2020 as compared to $3.0 million for the same period in 2019. Cost of revenue decreased 15% or $617,000 to $3.6 million for the nine months ended June 30, 2020 compared to $4.2 million for the same period in 2019. Gross margin increased to 56% for the nine months ended June 30, 2020, compared to 42% for the same period in 2019, respectively.

Operating expenses decreased 49% or $6.2 million to $6.4 million (including $373,000 restructuring charges) from $12.6 million (including a goodwill impairment charge of $3.7 million and acquisition charges of $1.2 million) for the nine months ended June 30, 2020 and 2019, respectively.

Net loss applicable to common shareholders was $3.2 million for the nine months ended June 30, 2020, compared to $10.4 million for the same period in 2019. Reflected in net results for the nine months ended June 30, 2020 is a non-cash net adjustment to other expense of $1.1 million attributable to the change in fair value of certain derivative warrant liabilities and a deemed dividend expense on the amendment of convertible preferred stock of $2.4 million, respectively.

Adjusted EBITDA loss for the nine months ended June 30, 2020 is $571,000 or $0.17 per diluted share, compared to $4.0 million or $4.72 per diluted share for the same period in 2019.

Conference Call:

Bridgeline Digital, Inc. will hold a conference call today, August 13, 2020 at 4:30 pm Eastern time to discuss these results. The Company's President and Chief Executive Officer, Ari Kahn and Chief Financial Officer, Mark G. Downey will host the call, followed by a question and answer period.

The details of the conference call and replay are as follows:

What:	Bridgeline Digital Third Quarter 2020 Earnings Call
When:	Thursday, August 13, 2020
Time:	4:30 p.m. ET
Live Call:	(877) 837-3910, domestic
(973) 796-5077, international
Replay:	(855) 859-2056
(404) 537-3406
Conference ID:	6659489

Please call the conference telephone number 5 – 10 minutes prior to the start time. An operator will register your name and organization.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: non-GAAP adjusted net income/(loss), non-GAAP adjusted earnings/(loss) per diluted share, Adjusted EBITDA and Adjusted EBITDA per diluted share.

Non-GAAP adjusted net income/(loss) and non-GAAP adjusted earnings/(loss) per diluted share are calculated as net income/(loss) or net income/(loss) per share on a diluted basis, excluding, where applicable, amortization of intangible assets, non-cash stock-based compensation, goodwill impairment charges, restructuring and acquisition-related costs, preferred stock dividends and any related tax effects.

Adjusted EBITDA and Adjusted EBITDA per diluted share are defined as earnings before interest, taxes, depreciation and amortization, non-cash stock-based compensation charges, goodwill impairment charges, restructuring and acquisition-related costs, changes in fair value of derivative liabilities and warrant expense, amortization of debt discounts, preferred stock dividends and any related tax effects. Bridgeline uses non-GAAP adjusted net income/(loss) and Adjusted EBITDA as supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).

Bridgeline’s management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, Bridgeline management presents non-GAAP financial measures in connection with GAAP results. Bridgeline urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which is included in this press release, and not to rely on any single financial measure to evaluate Bridgeline's financial performance.

Our definitions of non-GAAP adjusted net income/(loss) and Adjusted EBITDA may differ from and therefore may not be comparable with similarly titled measures used by other companies, thereby limiting their usefulness as comparative measures. As a result of the limitations that non-GAAP adjusted net income and Adjusted EBITDA have as an analytical tool, investors should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP.

Safe Harbor for Forward-Looking Statements

Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These statements appear in a number of places in this press release and include statements regarding the intent, belief or current expectations of Bridgeline Digital, Inc. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including, but not limited to, the impact of the COVID – 19 pandemic and related public health measures that may affect our financial results; business operations and the business of our customers, suppliers and partners; our ability to retain and upgrade current customers, increasing our recurring revenue, our ability to attract new customers, our revenue growth rate; our history of net loss and our ability to achieve or maintain profitability, our liability for any unauthorized access to our data or our users’ content, including through privacy and data security breaches; any decline in demand for our platform or products; changes in the interoperability of our platform across devices, operating systems, and third party applications that we do no control; competition in our markets; our ability to respond to rapid technological changes, extend our platform, develop new features or products, or gain market acceptance for such new features or products, particularly in light of potential disruptions to the productivity of our employees resulting from remote work; our ability to manage our growth or plan for future growth, and our acquisition of other businesses and the potential of such acquisitions to require significant management attention, disrupt our business, or dilute stockholder value; the volatility of the market price of our common stock, the ability to maintain our listing on the NASDAQ Capital Market, or our ability to maintain an effective system of internal controls as well as other risks described in our filings with the Securities and Exchange Commission. Any of such risks could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Bridgeline Digital, Inc. assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by applicable law.

About Bridgeline Digital

Bridgeline Digital, The Digital Engagement Company, helps customers maximize the performance of their omni-channel digital experience from websites and intranets to online stores and campaigns. Bridgeline’s Unbound platform is a Digital Experience Platform (DXP) that deeply integrates Web Content Management, eCommerce, Marketing Automation, Site Search, Authenticated Portals, Social Media Management, Translation, Locator Pages and Web Analytics to help the goal of assisting marketers to help organizations deliver digital experiences that attract, engage, nurture and convert their customers across all channels and streamline business operations. OrchestraCMS is the only content and digital experience platform built 100% native on Salesforce. OrchestraCMS helps Salesforce create digital experiences for their customers and partners; combining content with business data, processes and applications across multiply channels and device including Salesforce Communities, social media, portals, intranets, websites, applications and services. Celebros Search is a commerce oriented, site search product that provides for Natural Language Processing with artificial intelligence (AI) to present very relevant search results in seven languages. Headquartered in Woburn, MA., Bridgeline customers range from small- and medium-sized organizations to Fortune 1000 companies. To learn more, please visit www.bridgeline.com or call (800) 603-9936.

Contact:

Company Contact

Bridgeline Digital, Inc.

Mark G. Downey

Chief Financial Officer

(631) 203-6820

mdowney@bridgeline.com

BRIDGELINE DIGITAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Dollars in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 30		June 30
	2020	2019	2020	2019
Reconciliation of GAAP net income/(loss) to non-GAAP adjusted net income/(loss):
GAAP net income/(loss)	$(1,701)	$7,233	$(3,162)	$(10,401)
Amortization of intangible assets	208	244	678	310
Stock-based compensation	53	75	133	210
Goodwill impairment charge	-	-	-	3,732
Restructuring and acquisition-related charges	1	938	373	1,242
Convertible Preferred stock dividends	-	78	2,420	235
Non-GAAP adjusted net income/(loss)	$(1,439)	$8,568	$442	$(4,672)

Reconciliation of GAAP net earnings/(loss) per diluted share to non-GAAP adjusted net earnings/(loss) per diluted share:
GAAP net income/(loss)	$(0.44)	$3.56	$(0.97)	$(12.37)
Amortization of intangible assets	0.05	0.12	0.21	0.37
Stock-based compensation	0.01	0.04	0.04	0.25
Goodwill impairment charge	-	-	-	4.44
Restructuring and acquisition-related charges	0.00	0.46	0.11	1.48
Convertible Preferred stock dividends	-	0.04	0.74	0.28
Non-GAAP adjusted net earnings/(loss) per diluted share	$(0.37)	$4.21	$0.14	$(5.56)

Reconciliation of GAAP net income/(loss) to Adjusted EBITDA:
GAAP net income/(loss)	$(1,701)	$7,233	$(3,162)	$(10,401)
Provision for income tax	6	3	9	7
Interest and other expense, net	2	(7)	3	316
Amortization of debt discount	-	-	-	231
Change in fair value of warrants	1,843	(10,146)	(1,078)	(11,204)
Warranty liability expense	-	-	-	11,272
Amortization of intangible assets	208	244	678	310
Depreciation	12	16	40	50
Goodwill impairment charge	-	-	-	3,732
Restructuring and acquisition-related charges	1	938	373	1,242
Other amortization	4	10	13	32
Stock-based compensation	53	75	133	210
Convertible Preferred stock dividends	-	78	2,420	235
Adjusted EBITDA	$428	$(1,556)	$(571)	$(3,968)

Reconciliation of GAAP net earnings/(loss) per diluted share to Adjusted EBITDA per diluted share:
GAAP net income/(loss)	$(0.44)	$3.56	$(0.97)	$(12.37)
Provision for income tax	0.00	0.00	0.00	0.01
Interest and other expense, net	0.00	(0.00)	0.00	0.38
Amortization of debt discount	-	-	-	0.27
Change in fair value of warrants	0.48	(4.99)	(0.33)	(13.32)
Warranty liability expense	-	-	-	13.40
Amortization of intangible assets	0.05	0.12	0.21	0.37
Depreciation	0.00	0.01	0.01	0.06
Goodwill impairment charge	-	-	-	4.44
Restructuring and acquisition-related charges	0.00	0.46	0.11	1.48
Other amortization	0.00	0.00	0.00	0.04
Stock-based compensation	0.01	0.04	0.04	0.25
Convertible Preferred stock dividends	-	0.04	0.74	0.28
Adjusted EBITDA per diluted share	$0.11	$(0.77)	$(0.17)	$(4.72)

BRIDGELINE DIGITAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Revenue:
Digital engagement services	$713	$1,118	$2,708	$3,102
Subscription and perpetual licenses	1,919	1,575	5,494	4,162
Total revenue	2,632	2,693	8,202	7,264

Cost of revenue:
Digital engagement services	395	416	1,432	1,635
Subscription and perpetual licenses	684	1,075	2,190	2,604
Total cost of revenue	1,079	1,491	3,622	4,239
Gross profit	1,553	1,202	4,580	3,025

Operating expenses:
Sales and marketing	312	1,469	2,130	3,519
General and administrative	464	785	1,936	2,216
Research and development	402	592	1,218	1,499
Depreciation and amortization	224	257	731	361
Goodwill impairment charge	-	-	-	3,732
Restructuring and acquisition-related	1	938	373	1,242
Total operating expenses	1,403	4,041	6,388	12,569
Income (loss) from operations	150	(2,839)	(1,808)	(9,544)
Interest and other, net	(2)	7	(3)	(316)
Amortization of debt discount	-	-	-	(231)
Warranty liability expense	-	-	-	(11,272)
Change in fair value of warrant liabilities	(1,843)	10,146	1,078	11,204
Income (loss) before income taxes	(1,695)	7,314	(733)	(10,159)
Provision for income taxes	6	3	9	7
Net income (loss)	$(1,701)	$7,311	$(742)	$(10,166)
Dividends on convertible preferred stock	-	(78)	(106)	(235)
Deemed dividend on amendment of Series A convertible preferred stock	-	-	(2,314)	-
Net income (loss) applicable to common shareholders	$(1,701)	$7,233	$(3,162)	$(10,401)
Net income/(loss) per share attributable to common shareholders:
Basic	$(0.44)	$3.62	$(0.97)	$(12.38)
Diluted	$(0.44)	$3.56	$(0.97)	$(12.38)
Number of weighted average shares outstanding:
Basic	3,876,677	1,996,326	3,264,734	839,975
Diluted	3,876,677	2,032,766	3,264,734	840,975

BRIDGELINE DIGITAL, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share and per share data)
(Unaudited)

	June 30	September 30
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$1,165	$296
Accounts receivable, net	799	979
Prepaid expenses	267	351
Other current assets	18	49
Total current assets	2,249	1,675
Property and equipment, net	252	299
Operating lease assets	325	-
Intangible assets, net	2,831	3,509
Goodwill	5,557	5,557
Other assets	83	115
Total assets	$11,297	$11,155

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$466	$-
Current portion of operating lease liabilities	96	-
Accounts payable	1,869	1,740
Accrued liabilities	588	835
Deferred revenue	1,779	1,262
Total current liabilities	4,798	3,837
Long term debt, net of current porton	582	-
Operating lease liabilities, net of current portion	229	-
Warrant liabilities	2,436	3,514
Other long-term liabilities	5	8
Total liabilities	8,050	7,359

Commitments and contingencies

Stockholders' equity:
Preferred stock - $0.001 par value; 1,000,000 shares authorized;
Series C Convertible Preferred stock: 11,000 shares authorized; 355 shares at June 30, 2020 and 441 shares at September 30, 2019, issued and outstanding	-	-
Series A Convertible Preferred stock: 264,000 shares authorized; no shares outstanding at June 30, 2020 and 262,310 shares at September 30, 2019, issued and outstanding	-	-
Common stock - $0.001 par value; 50,000,000 shares authorized; 4,419,614 shares at June 30, 2020 and 2,798,475 shares at September 30, 2019, issued and outstanding	4	3
Additional paid-in-capital	78,255	75,620
Accumulated deficit	(74,652)	(71,489)
Accumulated other comprehensive loss	(360)	(338)
Total stockholders' equity	3,247	3,796
Total liabilities and stockholders' equity	$11,297	$11,155